SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST

EVENT REPORTED): November 12, 2004

VERTIS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 6, 2004, Vertis, Inc. (“Vertis”) amended the employment agreement of Mr. Herbert W. Moloney dated August 31, 2003 and filed as exhibit 10.44 to Vertis’ 2003 Annual Report on Form 10-K ( “Moloney Employment Agreement”) to provide that Mr. Moloney will be eligible at the discretion of the Board of Directors for a special bonus not to exceed $200,000 based upon his performance and payable at the discretion of the Board of Directors within 2005 (“Moloney Special Bonus”). The Moloney Special Bonus shall not be includable in any change of control or other severance calculations within the Moloney Employment Agreement.

On November 6, 2004, Vertis in a separate amendment from the Moloney Special Bonus amendment modified the Moloney Employment Agreement to provide that Mr. Moloney’s employment will terminate on March 31, 2005 and that he will receive compensation as set forth in the Moloney Employment Agreement as if his leaving was a termination without cause.

ITEM 7.01                         REGULATION FD DISCLOSURE

Registrant issued a press release related to certain personnel matters, a copy of which is attached under Item 9.01 below.

ITEM 9.01                         FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release, dated November 12, 2004, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	/s/ JOHN V. HOWARD, JR.
Name: John V. Howard, Jr.
Title: Senior Vice President – General Counsel

Date: November 12, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 12, 2004, issued by Vertis, Inc.